Exhibit 10(a)


STATE STREET BANK                                     225 Franklin Street
                                                      Boston, MA 02110-0804


                                          April 23, 1998


Westerbeke Corporation
Avon Industrial Park
Avon, MA  02322

      RE: Loan Facility
          -------------

Ladies and Gentlemen:

      State Street Bank and Trust Company (the "Bank") has made available to Westerbeke Corporation, a corporation organized under the laws of The Commonwealth of Massachusetts (the "Borrower") a $4,000,000 revolving line of credit (the "Line of Credit") as described in a letter agreement dated March 20, 1996, as amended from time to time, including by a letter amendment dated April 25, 1997 (as amended, the "Letter Agreement"). All obligations of the Borrower arising under the Line of Credit are evidenced by a Time Note in the original principal amount of $3,000,000 dated June 4, 1992 from the Borrower to the order of the Bank, as amended and increased by a letter amendment dated April 25, 1997 (as amended, the "Note") and secured by collateral as described in a Security Agreement (Inventory and Accounts Receivable) dated June 4, 1992 as amended from time to time, including by a letter amendment dated April 25, 1997 (as amended, the "Security Agreement"). The Borrower has requested, and the Bank has agreed, to renew the Line of Credit as set forth herein. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

      I.    Amendments to Letter Agreement.
            -------------------------------

            The Letter Agreement is hereby amended by deleting the following therefrom: "March 31, 1998" and substituting the following therefor: "March 31, 1999".

      II.   Replacement of Note.
            --------------------

            The Borrower has executed a Time Note dated April 3, 1998 in the original principal amount of $4,000,000 ("1998 Note"). The 1998 Note shall supersede and replace the Note and all amounts outstanding under the Note shall be deemed to be outstanding under the 1998 Note.

      III.  Amendments to Security Agreement
            --------------------------------

            The Security Agreement is hereby amended by deleting the following from Rider 1 thereto: "a promissory note dated of even date herewith in the original principal amount of $4,000,000" and substituting the following therefore: "a promissory note dated April 3, 1998 in the original principal amount of $4,000,000".

      IV.   Miscellaneous.
            --------------

      1. As amended hereby, all terms and conditions of the Letter Agreement, Security Agreement and all related documents are ratified and affirmed as of the date hereof and shall continue in full force and effect. The Borrower represents and warrants that no default or event of default has occurred under the 1998 Note or the Security Agreement as of the date hereof.

      2. Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall be deemed to be an instrument under seal and an amendment to the Letter Agreement and Security Agreement to be governed by the laws of the Commonwealth of Massachusetts.

      3. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.



                                       Sincerely,

                                       STATE STREET BANK AND TRUST COMPANY



                                       By: /s/ Suzanne L. Dwyer
                                           ------------------------------------
                                               Suzanne L. Dwyer
                                               Assistant Vice President



Acknowledged and accepted:


WESTERBEKE CORPORATION


By: /s/ Carleton F. Bryant III
    ------------------------------------
    Carleton F. Bryant III
    Executive VP and COO